UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 14, 2025

La Rosa Holdings Corp.
(Exact name of registrant as specified in its charter)

Nevada	001-41588	87-1641189
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1420 Celebration Blvd., 2nd Floor Celebration, Florida	34747
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (321) 250-1799

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	LRHC	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Exchange Agreement

On July 14, 2025, with the approval of its Board of Directors, La Rosa Holdings Corp., a Nevada corporation (the “Company”), entered into an exchange agreement (the “Exchange Agreement”) with certain holder (the “Holder”) of a common stock purchase warrant (the “Warrant”) to purchase 1,851,852 shares of common stock (as adjusted per Warrant terms), par value $0.0001 per share (the “Common Stock”) of the Company, at $0.135 per share (as adjusted per Warrant terms), issued by the Company to the Holder on November 14, 2022.

Pursuant to the Exchange Agreement, the Holder agreed to surrender the Warrant for cancellation and the Company agreed, in exchange, to issue an aggregate of 75,000 shares of Common Stock to the Holder (the “Exchange Shares”).

On July 14, 2025, the Company issued the Holder the Exchange Shares, and the Warrant was surrendered and cancelled. The Exchange Shares were issued pursuant to the exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), provided by Section 3(a)(9) of the Securities Act.

La Rosa Exchange Agreement

On July 17, 2025, with the approval of its Board of Directors, the Company entered into an exchange agreement (the “La Rosa Exchange Agreement”) with Joseph La Rosa, its Chief Executive Officer, Chairman and significant stockholder of the Company, with respect to a common stock purchase warrant (the “La Rosa Warrant”) to purchase 1,851,852 shares of Common Stock (as adjusted per La Rosa Warrant terms), at $0.135 per share (as adjusted per La Rosa Warrant terms), issued by the Company to Mr. La Rosa on December 2, 2022.

Pursuant to the La Rosa Exchange Agreement, Mr. La Rosa agreed to surrender the La Rosa Warrant for cancellation and the Company agreed, in exchange, to issue an aggregate of 75,000 shares of Common Stock to the Holder (the “La Rosa Exchange Shares”).

On July 17, 2025, the Company issued Mr. La Rosa the La Rosa Exchange Shares, and the La Rosa Warrant was surrendered and cancelled. The La Rosa Exchange Shares were issued pursuant to the exemption from the registration requirements of the Securities Act, provided by Section 3(a)(9) of the Securities Act.

The foregoing descriptions of the Exchange Agreement and La Rosa Exchange Agreement do not purport to be complete and are subject to and qualified in their entirety by reference to the full text of such documents, which are attached as Exhibit 10.1 and Exhibit 10.2 to this Current Report on Form 8-K and are incorporated by reference herein.

Item 3.02. Unregistered Sales of Equity Securities.

The disclosures regarding issuance of the Exchange Shares and La Rosa Exchange Shares under Item 1.01 of this Current Report on Form 8-K are incorporated herein by reference.

On July 14, 2025, the Company issued 50,000 unregistered shares of Common Stock to a consultant as compensation for the services rendered pursuant to the terms of the consulting agreement between the consultant and the Company.

The Company issued the shares to the consultant in reliance on exemption from the registration requirements of the Securities Act available to the Company under Section 4(a)(2) of the Securities Act due to the fact that the issuance did not involve a public offering of securities.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1*^	Form of Exchange Agreement between the Company and the holder, signed on July 14, 2025.
10.2*^	Form of Exchange Agreement between the Company and Joseph La Rosa, dated July 17, 2025.
104	Cover Page Interactive Data File (embedded with the Inline XBRL document).

*	Certain personal information in this Exhibit has been omitted in accordance with Regulation S-K Item 601(a)(6).

^	Schedules and similar attachments have been omitted pursuant to Regulation S-K Item 601(a)(5). The Company agrees to furnish a supplemental copy of any omitted schedule or attachment to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 18, 2025	LA ROSA HOLDINGS CORP.

	By:	/s/ Joseph La Rosa
	Name:	Joseph La Rosa
	Title:	Chief Executive Officer

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